THIS NOTE AND THE SHARES ISSUABLE IN THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE IN THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERICAN REBEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Secured OID NOTE

Issuance Date: March 11, 2020 Principal Amount: **$90,000**

FOR VALUE RECEIVED, **AMERICAN REBEL HOLDINGS, INC.**, a Nevada corporation (the "**Borrower**"), hereby promises to pay to **Erick N. Thompson** (the "**Holder**") or its registered assigns or successors in interest, on order, the sum of Ninety Thousand Dollars ($90,000.00) (the "**Principal Amount**") together with any accrued and unpaid interest hereon, on the One Hundred and Eighty Day anniversary of the date of this Note (the "**Maturity Date**") if not sooner paid.

The following terms shall apply to this Note:

1. Interest Rate. Interest payable on this Note shall accrue on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed at a rate per annum (the "**Interest Rate**") equal to 18% per annum. Interest on the Principal Amount shall be payable in full on the Maturity. Date, whether by acceleration or otherwise

2. Use of funds/Collateral. This note is secured by new inventory purchased with these funds. These funds will be segregated from the Company's operation account until the full amount of principal is paid back. In the event the company needs funds for operations they will need to get written approval from Holder. The company will provide Holder with the purchase order from factory listing all collateral purchased by these funds.

3. Payment of Principal Amount. The Borrower shall pay the Holder the entire Principal Amount of this Note and Accrued Interest, if not earlier, on the Maturity Date in one lump sum payment.

4. Borrower Redemption of Principal Amount. The Borrower will have the option of prepaying the outstanding Principal Amount, in whole or in part, by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount to be redeemed, together with accrued but unpaid Interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note.

5. Issuance of Replacement Note. Upon any partial repayment of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued Interest which shall not have been paid.

6. Stock Issuance. The Borrower shall issue the Holder 50,000 shares of restricted (Rule 144) common stock of American Rebel Holdings, Inc. which shall be issued in the name of Holder upon closing and funding of this Note.

7. Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of Principal, Interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be 100% of the outstanding Principal amount of the Note (plus accrued and unpaid Interest and fees, if any) (the "**Default Payment**"). The Default Payment shall be first applied to accrued and unpaid Interest due on the Note and then to outstanding Principal balance of the Note. The Borrower agrees to a default payment of 5% of the outstanding principal amount per month payable in cash for each 30 days period that the Borrower has not paid the remaining outstanding principal amount of this Note. Upon the 180th day the default fee increases to 10% per month.

The occurrence of any of the following events is an "**Event of Default**":

i. Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of Principal or Interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

ii. Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

iii. Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

iv. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

8. Original Issued Discount. The Holder fully funds this Note upon transfer of $75,000 to Borrower at closing. The difference between the amount transferred by the Holder to the Borrower and the Principal Amount of this Note is the Original Issued Discount.

9. No Short Selling. The Holder and any of its affiliates will not engage in any short sales with respect to the Common Stock of the Borrower during the term of this Note.

10. Opinion Letter. The Borrower shall be responsible for supplying an opinion letter specific to the fact that the Common Stock issued pursuant to this Note is exempt from registration requirements pursuant to the Securities Act of 1933, as amended. The opinion letter

must be acceptable by the Borrower's Transfer Agent. The associated costs of the opinion letter shall be born solely by the Borrower.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at: American Rebel Holdings, Inc., 718 Thompson Lane, Suite 108-199, Nashville, TN, 37204, facsimile number (312) 589-6765 and to the Holder at the address and facsimile number set forth on the signature page of this Note, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

13. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

14. Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. Both parties–agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

16. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this ____ day of ____

AMERICAN REBEL HOLDINGS, INC.

By:______________________

Charles A. Ross, Jr., CEO/President

HOLDER:

CONVERSION OF LOAN TO COMMON STOCK

($90,000 Promissory Note)

1. **Erick N. Thompson** (the "Creditor") and American Rebel Holdings, Inc. (the "Company") entered into that certain Promissory Note dated as of September 23, 2019 (the "Note"; all capitalized terms used herein without being defined herein having the meanings given to such terms in the Note unless otherwise indicated herein). The Creditor and the Company agree that **$25,000** of principal and accrued interest due per the Note shall be converted into shares of the Company's common stock as of the date hereof pursuant to this document.

2. The Creditor hereby converts **$25,000** out of $100,000 of principal and accrued interest due by the Company to the Creditor under the Note into **250,000** shares of restricted Common Stock of the Company at a conversion price of **$0.10** per share (such conversion, the "Conversion" and such shares of Common Stock issued upon such Conversion, the "Converted Shares"). The Creditor acknowledges that **$25,000** of principal and accrued interest due under the Note is paid as of the date hereof a result of such Conversion. The Company hereby approves the Conversion and shall issue the Converted Shares to the Creditor or its designees as of the date hereof.

3. The Creditor represents to the Company that (i) the aforesaid Converted Shares are being acquired for the account of the Creditor for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Creditor has no present intention of distributing or reselling such shares; (ii) the Creditor is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the Creditor is an accredited investor and is experienced in making investments of this type and has such knowledge and background in financial and business matters that the Creditor is capable of evaluating the merits and risks of this investment and protecting the Creditor's own interests; (iv) the Creditor understands that the Converted Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the Creditor is aware that the aforesaid Converted Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Creditor has held the shares for the period of time prescribed by Rule 144; and (vi) the Creditor agrees not to make any disposition of all or any part of the aforesaid Converted Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the Creditor has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required; provided, however, that the Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act except in unusual circumstances. Notwithstanding the foregoing, the Creditor may direct the Company in writing to issue the Converted Shares in the name of one or more designees/affiliates of the Creditor and the Company shall comply with such instructions.

4. This document is dated as of March 11, 2020.

CREDITOR

COMPANY
American Rebel Holdings, Inc.

By: __________ __________

Charles A. Ross, Jr., CEO

AMERICAN REBEL HOLDINGS, INC.
RISK DISCLOSURE STATEMENT
(February 25, 2020)

This Risk Disclosure Statement accompanies the Term Sheet and Subscription Agreement relating to on offer of shares of Common Stock by American Rebel Holdings, Inc., a Nevada corporation ("AREB") and, notwithstanding that, does not constitute an offer to sell, or a solicitation of an offer to buy, any shares to any person in any jurisdiction in which such offer is unlawful.

Investment in the shares offered is available only to investors who have such knowledge and experience in business and financial matters that they are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk, namely, that of total loss of the investment.

AREB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the SEC. AREB's reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. **The address of the SEC's web site is http://www.sec.gov.**

Any investor purchasing Shares in the Offering must acknowledge below that they have read AREB's SEC reports, which contain in-depth disclosures regarding AREB and its business and significant risk factors associated with owning AREB's securities.

In the course of conducting its business operations, AREB is exposed to a variety of risks that are inherent to the industry in which AREB competes.

In addition to the Risk Factors set forth in AREB's public SEC reports, the following discusses some of the key inherent risk factors that could affect AREB's business and operations relating to the offering of Shares. Other factors besides those discussed herein also could adversely affect AREB's business and operations, and these risk factors should not be considered a complete list of potential risks that may affect AREB.

Current Offering

Our securities will be offered on a "best efforts" basis, with no minimum offering amount, and we may not raise the maximum amount being offered by us.

We are offering the securities on a "best efforts" basis directly by us, without a placement agent or broker/dealer. In a "best efforts" offering there is no assurance that we will sell enough securities to meet our ongoing working capital needs. There is no minimum number of shares that need to be sold in order for funds to be released to us and for this Offering to close. If you purchase our securities in this Offering you will do so without any assurance that we will raise enough money to satisfy the full use of proceeds we have outlined in the Term Sheet or to meet our ongoing working capital needs.

Even if we sell the maximum amount of shares in this Offering, we will need additional funds to implement our business plan, which we may not be able to obtain.

Even if we sell the maximum amount of shares in the Offering, we will need additional financing to implement our business plan. If we cannot raise additional funds, or if we do not operate within our budget, we will require additional funds to continue our business. We may not be able to obtain

additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. When seeking additional funds, we may seek to obtain them primarily through equity or debt financings. Those additional financings will result in dilution to our current stockholders and to you.

Our auditor's report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern.

As a result of our deficiency in working capital at December 31, 2018 and other factors, our auditors have included a paragraph in their audit report regarding substantial doubt about our ability to continue as a going concern. We anticipate such a paragraph to also be included in our 2019 audit report. Our plans in this regard are to commence product sales, increase production, obtain inventory financing, seek strategic alternatives and to seek additional capital through future equity private placements or debt facilities.

You may have difficulty depositing our shares with a broker or selling shares of our common stock which you acquire in this offering.

Many securities brokers will not accept securities for deposits and will not sell securities which:

- are considered penny stocks, or
- trade in the over-the-counter market

Further, for a securities broker which will, under certain circumstances sell securities which fall under any or all of the categories listed above, the customer, before the securities broker will accept the shares for deposit, must often complete a questionnaire detailing how the customer acquired the shares, provide the securities broker with an opinion of an attorney concerning the ability of the shares to be sold in the public market, and pay a "legal review" fee, which in some cases can exceed $1,000.

For these reasons, investors in this offering, if and when a public market develops for our common stock, may have difficulty selling shares of our common stock which they purchased in this offering.

Our board of directors has issued Series A Preferred Stock with voting and conversion terms that may not be beneficial to common stockholders and has the ability to affect adversely stockholder voting power and allows our current management to perpetuate their control over us.

Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Along these lines, our Board of Directors recently authorized 100,000 shares of Series A Preferred Stock, which were issued to our current management. These shares have superior voting rights (1,000 to 1) over shares of our Common Stock. Further, our Board of Directors has the authority to fix and determine the relative rights and preferences of additional series of preferred stock. Our Board of Directors has the authority to issue additional series of preferred stock without further stockholder approval, including large blocks of preferred stock (up to an additional 900,000 shares). As a result, our Board of Directors could authorize the issuance of another series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, superior voting or conversion rights and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

By issuing preferred stock, AREB may be able to delay, defer or prevent a change of control.

AREB is authorized to issue a total of 900,000 shares of "blank check" preferred stock and has issued 100,000 shares of Series A Preferred Stock, which contain voting rights of 1,000-to-1. AREB's Board of Directors can determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that AREB's Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of AREB's common stock.

We have significant short-term debt that will become due and payable during the first half of 2020.

We have in excess of $3.2 million in current debt repayment obligations, all of which will become due and payable during the first half of 2020. In addition, some of which is currently in default or anticipated to go into default in the first quarter of 2020. Our indebtedness could have important consequences, including the following:

- increasing our vulnerability to general adverse economic and industry conditions;
- reducing the availability of our cash flow for other purposes;
- limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, which would place us at a competitive disadvantage compared to our competitors that may have less debt;
- limiting, by the financial and other restrictive covenants in our debt agreements, our ability to borrow additional funds; and
- having a material adverse effect on our business if we fail to comply with the covenants in our debt agreements, because such failure could result in an event of default that, if not cured or waived, could result in all or a substantial amount of our indebtedness becoming immediately due and payable.

Our ability to repay our significant indebtedness will depend on our ability to generate cash, whether through cash from operations or cash raised through the issuance of additional equity based securities. To a certain extent, our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond our control. If our business does not generate sufficient cash flow from operations or if future equity financings are not available to us in amounts sufficient to enable us to fund our liquidity needs, our financial condition and operating results may be adversely affected. If we cannot make scheduled principal and interest payments on our debt obligations in the future, we may need to refinance all or a portion of our indebtedness on or before maturity, sell assets, delay capital expenditures, cease operations or seek additional equity.

We have broad discretion to use the net proceeds of the Offering.

We may spend most of the proceeds from this Offering in ways with which the stockholders may not agree. However, as of the date of this Offering, we intend to spend the proceeds as described in the "*Use of Proceeds*" section of the Term Sheet. However, we cannot give you any assurance that the proceeds will be invested as described herein and/or will yield a favorable return.

We have arbitrarily determined the offering price of the shares.

The offering price of the shares does not bear any relationship to the current market price, assets, book value, operating results or net worth of the Company, or to any other recognized criteria of value, and it should not be considered to be an indication of the actual value of the Company. Such prices were determined by the Company.

You will experience immediate and substantial dilution in the net tangible book value of the common stock.

The offering price of the shares is substantially higher than the net tangible book value of our common stock. You will experience immediate and substantial dilution in the net tangible book value of the shares. Further, to the extent outstanding options and warrants to purchase shares of our common stock are exercised following this Offering, there will be further dilution.

The shares are restricted securities and the transferability of these securities is restricted.

The shares have not been registered under the Securities Act or the securities laws of any state or jurisdiction. Each purchaser must acquire the shares for investment purposes only and not with the view toward resale. You must be prepared to bear the economic risk of your investment for an indefinite period of time. Your right to sell, transfer, pledge, or otherwise dispose of any of the shares will be limited by the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws. Consequently, you may not be able to liquidate your investment and it is unlikely that the shares will be accepted as collateral for loans. In general, the shares of Common Stock included in the shares will not be tradable until at least six months from the purchase date and will then be subject to Rule 144 promulgated under the Securities Act, and it is possible that Rule 144 may not be applicable to your Common Stock at the time at which you desire to sell them.

We have been late in filing our SEC Reports several times over the last two years and may not be able to timely file our reports in the future.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, are required to file quarterly, annual and current reports, proxy statements and other information with the SEC. Over the last two years, we have been late in filing most of our quarterly reports and our annual report. While we are now current in our reporting requirements, there can be no assurance we will not become delinquent in our reporting requirements in the future, which may result in Rule 144 becoming unavailable for resales of our common stock or the SEC seeking to deregister our common stock from reporting under the 34 Act.

We depend on two single source suppliers to manufacture our products, which makes us vulnerable to supply shortages and price fluctuations.

We rely on two single source suppliers for the manufacture our products, both of which have main facilities in Mexico. These single source suppliers may be unwilling or unable to supply the necessary materials and components or manufacture and assemble our products reliably and at the levels we anticipate or that are required by the market. While our suppliers have generally met our demand for their products and services on a timely basis in the past, we cannot guarantee that they will in the future be able to meet our demand for their products, either because of acts of nature, the nature of our agreements with those suppliers or our relative importance to them as a customer, and our suppliers may decide in the future to discontinue or reduce the level of business they conduct with us.

We have not located any additional suppliers for the manufacture of our products at this time. We do not carry a significant inventory of concealed carry products and our inventory of safes is extremely limited. While we believe that alternative sources for manufacturing may be available, we cannot be certain whether they will be available if and when we need them, or that any alternative suppliers or providers would be able to provide the quantity and quality that we would need to manufacture and ship our products if our existing suppliers and providers were unable to satisfy our requirements. To utilize other sources, we would need to identify and qualify new providers to our quality standards, which could result in manufacturing delays and increase our expenses.

Our dependence on these two third-parties subjects us to a number of risks that could impact our ability to manufacture our products and harm our business, including:

- Interruption of supply or sterilization resulting from modifications to, or discontinuation of, a third party's operations;
- Delays in product shipments resulting from uncorrected defects, reliability issues or a third party's failure to produce products that consistently meet our quality specifications;
- Price fluctuations due to a lack of long-term supply arrangements with our third parties for products or key components;
- Inability to obtain adequate supply or services in a timely manner or on commercially reasonable terms;
- Difficulty identifying and qualifying alternative third parties for the supply of components or products in a timely manner;
- Inability to ensure the quality of products manufactured by third parties; and
- Delays in delivery by our suppliers and service providers.

Although we require these third-party suppliers to supply us with products that meet our specifications in our agreements and contracts, and we perform incoming inspection, testing or other acceptance activities to ensure the products meet our requirements, there is a risk that these third parties will not always act consistent with our best interests, and may not always supply products that meet our requirements or in a timely manner.

Our dependence on foreign suppliers for key components of our products could delay shipment of our finished products and reduce our sales.

We depend on foreign suppliers for the delivery of our products or certain components used in the assembly of our products. Due to changes imposed for imports of foreign products into the United States, as well as potential port closures and delays created by terrorist threats, public health issues or national disasters, we may be exposed to risk of delays caused by freight carriers or customs clearance issues for our imported products or parts. Delays caused by our inability to obtain our products or components for assembly could have a material adverse effect on our revenues, profitability and financial condition.

I hereby certify that I have read AREB's SEC filings and reports, including the risk factors and financial sections set forth therein. Further, I hereby certify that I have reviewed and am familiar with the risks disclosed herein. I agree to be bound by all of the terms and conditions of the Subscription Agreement, the Term Sheet, and all forms of securities presented to me.

Dated

Print name of individual subscriber, custodian, corporation, trustee	Signature of individual subscriber, authorized person, trustee
Print name of co-subscriber, authorized person, trustee, if required by trust instrument	Signature of co-subscriber, authorized co-person, co-trustee if required by trust instrument

Promissory Note Release

American Rebel Holdings, Inc.
718 Thompson Lane
Suite 108-199
Nashville, TN 37204
(Hereinafter referred to as the Borrower)

Erick N. Thompson
3429 NW 133rd St.
Gainesville, FL 32606
(Hereinafter referred to as the Holder)

The Holder hereby acknowledges receipt of the full payment of the Secured OID Note dated September 23, 2019 in the principal note amount of $90,000 as well as receipt of full payment of interest accrued in the amount of $10,000.

The Holder therefore releases the Borrower from all obligations under this Note and this release shall be binding upon the Holder's successors, legal representatives, and assigns.

The Holder warrants that the Note referenced has not been assigned, ceded, transferred or sold to a third party and warrants his/her authority as Noteholder to issue this Promissory Note Release.

Signed on this 11th day of March, 2020.

X________